UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2015

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 2, 2015, Sagent Pharmaceuticals, Inc. (the “Company”) and Michael Logerfo, the Company’s President, entered into an amendment (the “Amendment”) to Mr. Logerfo’s employment agreement with the Company dated as of January 20, 2011, as amended as of April 15, 2015 (as amended, the “Employment Agreement”). Pursuant to the Amendment, the Company and Mr. Logerfo mutually agreed that Mr. Logerfo’s employment with the Company will continue until April 1, 2016, at which point his employment will terminate. The Company has agreed that the termination of Mr. Logerfo’s employment on April 1, 2016 will be treated as a Qualifying Termination described in Section 9(b) of the Employment Agreement. Accordingly, Mr. Logerfo will be entitled to receive the severance and other benefits specified in the Employment Agreement in the case of a Qualifying Termination.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e) The disclosure set forth under Item 5.02(b) in this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Letter Amendment to Employment Agreement dated December 2, 2015, by and among Sagent Pharmaceuticals, Inc., and Michael Logerfo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: December 2, 2015		/s/ Jonathon M. Singer
	Name:	Jonathon M. Singer
	Title:	Executive Vice President and Chief Financial Officer